UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): August 21, 2007


                              TARRANT APPAREL GROUP
               (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                   0-26006                   95-4181026
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)



                           3151 EAST WASHINGTON BOULEVARD
                              LOS ANGELES, CALIFORNIA              90023
                      (Address of Principal Executive Offices)  (Zip Code)



                                 (323) 780-8250
              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01         OTHER EVENTS.

         On August 21, 2007, Tarrant Apparel Group (the "Company") received a payment of $17.75 million from Tavex Algodonera, S.A. ("Tavex") upon the exercise by Tavex of its option under the previously disclosed option agreement among the parties. The option agreement was entered into on March 21, 2007 and amended on July 19, 2007, by and among Tavex, the Company's wholly-owned subsidiary, Tarrant Luxembourg S.a.r.l., Solticio, S.A. de C.V. ("Solticio"), Inmobiliaria Cuadros, S.A. de C.V. ("Inmobiliaria"), and Acabados y Cortes Textiles, S.A. de C.V. ("Acotex" and together with Solticio and Inmobiliaria, the "Sellers"). The Company initially disclosed the option agreement in a Form 8-K filed with the Securities and Exchange Commission on March 23, 2007, and announced the amendment to the terms of the agreement in a Form 8-K filed with the Securities and Exchange Commission on July 23, 2007.

         Solticio and Acotex were indebted to Tarrant Luxembourg in the amount of approximately $40 million ("Seller Indebtedness") which Seller Indebtedness was incurred by Sellers upon their purchase from certain of our affiliates of our manufacturing facilities and equipment in Mexico in November, 2004. The Seller Indebtedness was evidenced by a series of promissory notes ("Seller Notes") and was secured by a lien on the real property and equipment sold to the Sellers (the "Collateral"). During the third quarter of 2006, the Company evaluated the recoverability of the Seller Notes and recorded a loss on the notes in an amount equal to the outstanding balance less the value of the Collateral securing the notes. The loss was estimated to be approximately $27.1 million, resulting in a net notes receivable balance at September 30, 2006 of approximately $14 million.

         In return for the Tavex payment of $17.75 million, the Company has taken the following actions:

         o Tarrant Luxembourg terminated the Seller Notes and released the Sellers from any further obligations thereunder, and terminated and released all liens on the Collateral;

         o Tarrant Luxembourg and the Sellers terminated all other executory obligations among the parties, including any obligation of the Company to purchase fabric from the Sellers; and

         o Tarrant Luxembourg agreed to purchase from Tavex at least $1.25 million of fabric prior to the end of 2007, and Tarrant Luxembourg agreed to deliver an irrevocable letter of credit for the full purchase price.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TARRANT APPAREL GROUP



Date:    August 23, 2007           By:       /S/ DAVID N. BURKE
                                      -----------------------------------------
                                        David N. Burke, Chief Financial Officer


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